                         RELIABILITY INCORPORATED

                                Exhibit 23

                      CONSENT OF INDEPENDENT AUDITORS







      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47803) pertaining to the Reliability Incorporated Employee Stock Savings Plan and Trust and in the related Prospectus of our report dated February 6, 1998, with respect to the consolidated financial statements and schedules of Reliability Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 1997.






                                         BY/s/ERNST & YOUNG LLP


Houston, Texas
March 13, 1998
































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